Exhibit 99.1

        DeVry Inc. Reports Fiscal 2007 Second-Quarter Results

           Earnings Increased 51 Percent on Record Revenues


    OAKBROOK TERRACE, Ill.--(BUSINESS WIRE)--Jan. 25, 2007--DeVry Inc. (NYSE: DV), an international higher education company, reported today financial results for the fiscal 2007 second quarter and the six-month period ended December 31, 2006.

    Revenues for the second quarter of fiscal 2007 increased 13.2 percent to $237.5 million, compared to $209.9 million for the same quarter one year ago. For the six-month period of fiscal 2007, revenues were up 12.7 percent to $458.2 million compared to $406.6 million last year.

    Net income increased 51.4 percent for the quarter to $16.4 million, or $0.23 per fully diluted share, compared to $10.8 million, or $0.15 per fully diluted share, for the same period last year. For the first half of fiscal 2007, net income increased 140 percent to $37.3 million, or $0.52 per fully diluted share, compared to $15.6 million, or $0.22 per fully diluted share, for the first half of fiscal 2006. Net income in the first half of fiscal 2007 includes a gain on the sale of a DeVry University facility located in West Hills, Calif., of $11.8 million, net of tax, or $0.16 per share.

    During the quarter, the company announced the adoption of a dividend and stock repurchase program. The first dividend of $0.05 per share was paid on January 12 to common stockholders of record as of December 20, 2006. DeVry's board of directors stated its intent to declare dividends on a semi-annual basis, resulting in an annual dividend rate of $0.10 per share. The stock repurchase program allows the company to buy back up to $35 million of its common stock within the next two years.

    DeVry further reduced its outstanding debt, ending the fiscal 2007 second quarter with $50 million of debt and a strong cash position, as illustrated in the accompanying Chart 1. Also, as part of its overall financing strategy, DeVry recently entered into an amended credit agreement that will result in more favorable interest rates and borrowing terms.

    "We posted solid revenue increases and delivered improved bottom line results for the second quarter and first half of fiscal 2007," said Daniel Hamburger, DeVry's president and chief executive officer. "In addition, we continued to strengthen our financial position and have taken actions with our overall financial strategy to drive shareholder value."

    DeVry University opened its second location in Tampa, Fla., in January and announced it will open a new location in Memphis, Tenn., this March, bringing its total number of locations to 84. The Memphis facility will offer both bachelor's and master's degree programs.

    As previously announced in December 2006, DeVry University achieved its sixth consecutive period of positive enrollment growth. New students increased 11.9 percent and total students increased 4.9 percent. DeVry University was once again cited by Diverse Issues in Higher Education as a top producer of minority graduates for select programs. Historical enrollment information and minority graduate rankings are provided as supplemental information to this press release as Charts 2 and 3, respectively.

    The company recently announced that Chamberlain College of Nursing has received approval to establish a new campus in Columbus, Ohio, with classes scheduled to begin in March 2007. Chamberlain will be co-located with the existing DeVry University campus.

    As a result of continued demand for highly-skilled accounting professionals, Becker Professional Review once again experienced strong results in the second quarter, with revenue increasing 49.5 percent over last year.

    Hamburger added, "We are pleased with our continued progress on our five-year strategic plan and the initiatives undertaken to drive future enrollment, revenue and earnings growth."

    DeVry Inc. will hold a conference call to discuss its fiscal 2007 second-quarter results on January 25, 2007, at 3:30 p.m. Central Time (4:30 p.m. Eastern Time). The conference call will be led by Daniel Hamburger, president and chief executive officer, and Rick Gunst, chief financial officer.

    For those wishing to participate by telephone, dial 800-706-7741 (domestic) or 617-614-3471 (international). DeVry Inc. will also broadcast the conference call live via the Internet. Interested parties may access the Webcast through the Investor Relations section of the company's Web site, or

    http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=
93880&eventID=1425754. (Due to its length, this URL may need to be copied/pasted into your Internet browser's address field. Remove the extra space if one exists.)

    Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

    The company will archive a telephone replay of the call until February 8, 2007. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 63995954. To access the Webcast replay, please visit the company's Web site, or

    http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=
93880&eventID=1425754. (Due to its length, this URL may need to be copied/pasted into your Internet browser's address field. Remove the extra space if one exists.)

    About DeVry Inc.

    DeVry Inc. (NYSE: DV) is the holding company for DeVry University, Ross University, Chamberlain College of Nursing and Becker Professional Review. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, healthcare technology, business and management. Ross University offers doctoral degree programs through its schools of Medicine and Veterinary Medicine. Chamberlain College of Nursing offers associate and bachelor's degree programs in nursing. Becker Professional Review, which includes Stalla CFA Review, provides preparatory coursework for the certified public accountant and chartered financial analyst exams, and continuing professional education. DeVry Inc. is based in Oakbrook Terrace, Ill. For more information about the company, visit http://www.devryinc.com.

    Selected Operating Data (in thousands, except per share data)

                                                     Second Quarter
                                                   Ended December 31:
                                                    2006      2005
                                                  --------------------
Revenues                                           $237,536  $209,869
Net Income                                          $16,397   $10,828
Earnings per Share (diluted)                          $0.23     $0.15
Weighted average number of common shares (diluted)   71,282    70,847

                                                    First Six Months
                                                   Ended December 31:
                                                    2006      2005
                                                  --------------------
Revenues                                           $458,189  $406,649
Net Income                                          $37,317   $15,560
Earnings per Share (diluted)                          $0.52     $0.22
Weighted average number of common shares (diluted)   71,162    70,702

    The following table illustrates the effects of the gain on the sale of the West Hills facility on the company's earnings. The non-GAAP disclosure of earnings is not preferable to GAAP net income but is shown as a supplement to such disclosure for comparability to the year-ago first six-month's earnings (in thousands, except per share data):

                                                    First Six Months
                                                   Ended December 31:
                                                    2006      2005
                                                  --------------------
Net Income                                          $37,317   $15,560
  Earnings per Share (diluted)                        $0.52     $0.22
Gain on Facility Sale (net of tax)                  $11,840      $273
  Earnings per Share (diluted)                        $0.16        --
Net Income Excluding the Gain on Facility Sale      $25,477   $15,287
  Earnings per Share (diluted)                        $0.36     $0.22

    Supplemental Company Data:

    Chart 1 - Cash and Funded Debt

    (See chart in Multimedia Gallery
http://www.businesswire.com/cgi-bin/mmg.cgi?eid=5318833)

    Chart 2 - Historical DeVry University Undergraduate Enrollments

    (See chart in Multimedia Gallery
http://www.businesswire.com/cgi-bin/mmg.cgi?eid=5318833)

    Chart 3 - Top 100 Degree Producers

    Computer and Information Sciences and Support Services - Total Minority Baccalaureates

    1. DeVry University - California

    2. American Intercontinental University

    3. DeVry University - Illinois

    4. University of California - Irvine

    5. University of Maryland - University College

    6. DeVry University - Georgia

    7. Strayer University - Washington Campus

    8. University of Maryland - Baltimore Co.

    9. University of Phoenix - Online

    10. New Jersey Institute of Technology

    Source: Diverse Issues in Higher Education, June 2006

    Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in the Company's most recent Annual Report on Form 10-K for the year ending June 30, 2006 and filed with the Securities and Exchange Commission on September 13, 2006.


                              DEVRY INC.
                     CONSOLIDATED BALANCE SHEETS
----------------------------------------------------------------------
                        (Dollars in Thousands)
                             (Unaudited)
                             PRELIMINARY

                                   December 31, June 30,  December 31,
                                      2006        2006       2005
                                   ------------ --------- ------------

ASSETS
------

 Current Assets
 --------------------------------

      Cash and Cash Equivalents       $171,346  $130,583     $143,765
      Restricted Cash                   24,091    20,632       38,997
      Accounts Receivable, Net          60,350    46,567       85,467
      Inventories                          118       133           85
      Deferred Income Taxes, Net        15,344    13,700       17,142
      Prepaid Expenses and Other        21,255    16,458       15,843
                                   ------------ --------- ------------

        Total Current Assets           292,504   228,073      301,299
                                   ------------ --------- ------------

 Land, Buildings and Equipment
 ---------------------------------

      Land                              61,789    67,756       67,633
      Buildings                        212,171   222,059      219,143
      Equipment                        252,269   245,360      239,442
      Construction In Progress          12,880     9,057        5,508
                                   ------------ --------- ------------

                                       539,109   544,232      531,726

      Accumulated Depreciation and
       Amortization                   (282,458) (271,306)    (254,033)
                                   ------------ --------- ------------

        Land, Buildings and
         Equipment, Net                256,651   272,926      277,693
                                   ------------ --------- ------------

 Other Assets
 --------------------------------

      Intangible Assets, Net            60,150    63,762       68,538
      Goodwill                         291,113   291,113      291,306
      Perkins Program Fund, Net         13,450    13,450       13,290
      Other Assets                       5,933     3,158        4,328
                                   ------------ --------- ------------

        Total Other Assets             370,646   371,483      377,462
                                   ------------ --------- ------------

TOTAL ASSETS                          $919,801  $872,482     $956,454
                                   ============ ========= ============


                              DEVRY INC.
                     CONSOLIDATED BALANCE SHEETS
----------------------------------------------------------------------
                        (Dollars in Thousands)
                             (Unaudited)
                             PRELIMINARY

                                   December 31, June 30,  December 31,
                                      2006        2006       2005
                                   ------------ --------- ------------

LIABILITIES
-----------

 Current Liabilities
 --------------------------------

      Current Portion of Debt          $50,000   $60,000      $35,000
      Accounts Payable                  32,975    39,677       29,983
      Accrued Salaries, Wages and
       Benefits                         43,642    35,600       33,794
      Accrued Expenses                  29,059    27,639       26,414
      Advance Tuition Payments           7,367    16,584       28,875
      Deferred Tuition Revenue         119,950    31,769      110,413
                                   ------------ --------- ------------

           Total Current
            Liabilities                282,993   211,269      264,479
                                   ------------ --------- ------------

 Other Liabilities
 --------------------------------

      Senior Notes                           -    65,000      125,000
      Deferred Income Taxes, Net        12,407    12,564       16,078
      Accrued Postemployment
       Agreements                        5,341     5,594        6,392
      Deferred Rent and Other           14,698    13,448       12,695
                                   ------------ --------- ------------

           Total Other Liabilities      32,446    96,606      160,165
                                   ------------ --------- ------------

TOTAL LIABILITIES                      315,439   307,875      424,644
                                   ------------ --------- ------------

SHAREHOLDERS' EQUITY
----------------------------------

 Common Stock, $0.01 par value,
  200,000,000 Shares Authorized,
 70,907,000, 70,757,000 and
  70,564,000 Shares issued
 and outstanding at December 31,
  2006, June 30, 2006
 and December 31, 2005,
  Respectively.                            710       708          706
 Additional Paid-in Capital            129,928   124,550      119,154
 Retained Earnings                     475,665   441,893      414,400
 Accumulated Other Comprehensive
  Loss                                     (50)     (424)         (73)
 Treasury Stock, at Cost (86,490,
  97,770, 109,767 Shares,
  Respectively)                         (1,891)   (2,120)      (2,377)
                                   ------------ --------- ------------

TOTAL SHAREHOLDERS' EQUITY             604,362   564,607      531,810
                                   ------------ --------- ------------

TOTAL LIABILITIES AND SHAREHOLDERS'
 EQUITY                               $919,801  $872,482     $956,454
                                   ============ ========= ============


                              DEVRY INC.
                  CONSOLIDATED STATEMENTS OF INCOME
----------------------------------------------------------------------
         (Dollars in Thousands Except for Per Share Amounts)
                             (Unaudited)
                             PRELIMINARY

                              For The Quarter     For The Six Months
                            Ended December 31,    Ended December 31,
                           --------------------- ---------------------

                              2006       2005       2006       2005
                           ---------- ---------- ---------- ----------
REVENUES:

  Tuition                   $217,076   $196,032   $419,709   $379,085
  Other Educational           18,528     13,398     35,110     26,706
  Interest                     1,932        439      3,370        858
                           ---------- ---------- ---------- ----------

    Total Revenues           237,536    209,869    458,189    406,649
                           ---------- ---------- ---------- ----------

COSTS AND EXPENSES:

  Cost of Educational
   Services                  120,580    111,468    240,884    223,177
  Gain on Sale of Assets           -       (451)   (19,855)      (451)
  Student Services and
   Administrative Expense     93,184     81,887    179,036    157,777
  Interest Expense             1,774      2,606      3,889      5,261
                           ---------- ---------- ---------- ----------

    Total Costs and
     Expenses                215,538    195,510    403,954    385,764
                           ---------- ---------- ---------- ----------

Income Before Income Taxes    21,998     14,359     54,235     20,885

Income Tax Provision           5,601      3,531     16,918      5,325
                           ---------- ---------- ---------- ----------

NET INCOME                   $16,397    $10,828    $37,317    $15,560
                           ========== ========== ========== ==========

EARNINGS PER COMMON SHARE
  Basic                        $0.23      $0.15      $0.53      $0.22
                           ========== ========== ========== ==========
  Diluted                      $0.23      $0.15      $0.52      $0.22
                           ========== ========== ========== ==========

Cash Dividend Declared per
 Common Share                  $0.05         $-      $0.05         $-
                           ========== ========== ========== ==========


                              DEVRY INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (Dollars in Thousands)
                             (Unaudited)
                             PRELIMINARY

                                                For The Six Months
                                                Ended December 31,
                                             -------------------------
                                                 2006         2005
                                             ------------ ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                     $37,317      $15,560
  Adjustments to Reconcile Net Income to Net
   Cash Provided by Operating Activities:
    Stock-Based Compensation Charge                3,113        2,239
    Depreciation                                  17,365       18,628
    Amortization                                   4,585        5,402
    Provision for Refunds and Uncollectible
     Accounts                                     26,440       23,578
    Deferred Income Taxes                         (1,848)          56
    Gain on Disposals of Land, Buildings and
     Equipment                                   (19,677)        (479)
    Changes in Assets and Liabilities, Net of
     Effects from Acquisition of Business:
      Restricted Cash                             (3,462)     (25,059)
      Accounts Receivable                        (40,241)     (69,800)
      Inventories                                      9           87
      Prepaid Expenses And Other                  (7,531)      (5,629)
      Accounts Payable                            (6,699)        (727)
      Accrued Salaries, Wages, Expenses and
       Benefits                                    5,950       (8,382)
      Advance Tuition Payments                    (9,186)      14,152
      Deferred Tuition Revenue                    88,181       87,590
                                             ------------ ------------

  NET CASH PROVIDED BY OPERATING ACTIVITIES       94,316       57,216
                                             ------------ ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital Expenditures                           (16,202)     (10,848)
  Net Proceeds from Sale of Land and Building     34,778        1,798
  Payment for Purchase of Business, Net of
   Cash Acquired                                       -       (1,998)
                                             ------------ ------------

  NET CASH PROVIDED BY (USED IN) INVESTING
   ACTIVITIES                                     18,576      (11,048)
                                             ------------ ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds From Exercise of Stock Options          2,098        1,040
  Proceeds From Stock Issued Under Employee
   Stock Purchase Plan                               398            -
  Excess Tax Benefit from Stock-Based
   Payments                                           47            -
  Proceeds From Revolving Credit Facility         40,000            -
  Repayments Under Senior Notes                 (115,000)           -
  Repayments Under Revolving Credit Facility           -      (65,000)
                                             ------------ ------------

  NET CASH USED IN FINANCING ACTIVITIES          (72,457)     (63,960)
                                             ------------ ------------

Effects of Exchange Rate Differences                 328         (266)
                                             ------------ ------------

NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS                                      40,763      (18,058)

Cash and Cash Equivalents at Beginning of
 Period                                          130,583      161,823
                                             ------------ ------------

Cash and Cash Equivalents at End of Period      $171,346     $143,765
                                             ============ ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION
  Cash Paid During the Period For:
    Interest                                      $4,014       $4,512
    Income Taxes, net                             17,219       14,447
  Non-cash Financing Activity:
    Declaration of Cash Dividends to be Paid       3,545            -


    CONTACT: DeVry Inc.
             Investor Contact:
             Joan Bates
             jbates@devry.com
             630-574-1949
             or
             Media Contact:
             David Gutierrez
             Dresner Corporate Services
             dgutierrez@dresnerco.com
             312-780-7204